Exhibit 99.2

Thursday 4 February 2021 FOURTH QUARTER AND FULL-YEAR 2020 RESULTS Dick Weil Chief Executive Officer Roger Thompson Chief Financial Officer

2020 RESULTS AND STRATEGY UPDATE Dick Weil Chief Executive Officer

3 1 Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on s lide 31. 2 See adjusted financial measures reconciliation on slides 38 and 39 for additional information. FULL-YEAR 2020 RESULTS Q1 2020 Q2 2020 Q3 2020 Q4 2020 Equities Fixed Income Multi-Asset Quantitative Equities Alternatives Q1 2020 to Q4 2020 total net flows by capability (US$bn) (12.2) (8.2) (2.9) (1.1) Key metrics 2020 2019 3-year investment outperformance¹ 65% 76% Net flows US$(24.4)bn US$(27.4)bn Total AUM US$401.6bn US$374.8bn US GAAP diluted EPS US$0.87 US$2.21 Adjusted diluted EPS² US$3.01 US$2.47 ▪ Investment performance remained solid despite volatile markets ▪ AUM increased 7% in 2020 to US$401.6bn; strength in global markets was partially offset by net outflows ▪ Flows improved throughout the year; 84% of net outflows occurred in H1 2020 ▪ Adjusted diluted EPS of US$3.01 in 2020 improved 22% over 2019 ▪ Returned US$394m in capital through dividends and share buybacks in 2020

4 Delivering on our strategy of Simple Excellence... Produce dependable investment outcomes Excel in distribution and client experience Focus and increase operational efficiency Proactive risk and control environment Develop new growth initiatives OUR STRATEGY: SIMPLE EXCELLENCE Strengthening our core foundation and maximising growth potential Simple Excellence lays the strong foundation for sustained organic and inorganic growth to create value for all our stakeholders: our clients, shareholders and employees Positive flows and AUM growth Revenue stability and profitability A return to consistent net inflows driven by organic growth across regions, client types and capabilities A growing and diversified AUM and client base, able to weather shifting market environments Revenue stability resulting from a focus on profitable growth, recognising changing investor trends globally A balanced approach to managing costs for expanded profitability and increased cash flow generation

DELIVERING ON SIMPLE EXCELLENCE

Significant progress across our strategic initiatives

Continued investment strength

- ✓ Strong results across many capabilities through a challenging market environment
- ✓ Maintained process discipline and improved results in strategies impacted by Q1 2020 volatility
- ✓ Filled key investment roles, including in ESG
- ✓ Global system upgrades underway across several key front-office processes

% of AUM outperforming benchmark[1]


1-year basis
5-year basis
69%
77%
50%
66%
60%
68%
58%
73%
68%
72%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020

Growing distribution momentum

- ✓ Positive net flows in Intermediary across EMEA, LatAm and Asia Pacific
- ✓ Strong organic growth across our 'Focus Product' strategic initiative
- ✓ Further strengthened senior leadership across distribution, client relations and product
- ✓ Continued globalisation of distribution intelligence and client analytics capabilities

Historical gross sales (LTM, quarterly)[2]

LTM gross sales (US$bn) and sales rate (%)[2]


65
71
73
74
78
19%
20%
21%
22%
23%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020

[1] Full performance disclosures detailed in the appendix on slide 31.

[2] Last twelve months ('LTM') gross sales calculated as trailing 12-month gross sales. LTM gross sales rate calculated as average of trailing four quarters' annualised gross sales rates. Quarterly annualised gross sales rates are shown on slide 11.

Janus Henderson GROUP PLC
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6 DELIVERING ON SIMPLE EXCELLENCE Significant progress across our strategic initiatives Developed new growth initiatives New products brought to market ✓ CLO ETF ✓ BioTech L/S ✓ Global Sustainability / ESG ✓ Multi-Strategy ✓ Multiple product extensions, globally Expanding our global presence ✓ Intermediary, notably in EMEA and LatAm ✓ North America advisory, private wealth Improved operational efficiency Platform simplification ✓ Reducing complexity through strategic exits from non-core business areas, including Geneva ✓ Streamlined back-office functionality and lowered fund complexity through TPA consolidation Ongoing technology transformation ✓ Modernised data infrastructure comprising a scalable cloud-based core data platform ✓ Consolidation of key front office systems, including order management, risk, performance and attribution into a single, global enterprise platform ✓ Key technology enhancements in CRM, client reporting, business intelligence, distribution analytics and marketing

7 UPDATE ON DAI-ICHI RELATIONSHIP ▪ Dai-ichi has made the strategic decision to focus capital on their global insurance business ▪ As part of this decision, we have entered into a new strategic co-operation agreement, and Dai-ichi will sell its position in JHG and relinquish its Board seat ▪ While the capital portion of the relationship is ending, the operational relationship remains strong, and its continued importance is reflected in the new strategic co- operation agreement - We manage US$10.4bn for Dai-ichi, its subsidiaries and affiliates1 - Both firms will collaborate and look for opportunities to further support the growth of each other’s business - The exchange of expertise, which has been a bedrock of the relationship over the last eight years, will be expanded to include a senior executive from Dai-ichi to help lead Janus Henderson’s efforts in Japan ▪ We remain committed to Japan as part of our broader efforts to expand in this strategically important market The relationship remains strong and is strategically important to both organisations 1 At 31 December 2020.

BUSINESS AND FINANCIAL UPDATE Roger Thompson Chief Financial Officer

Q4 2020 RESULTS

- Long-term investment performance remains solid
- AUM increased 12% to US$401.6bn; strength in global markets was partially offset by significantly improved net outflows of US$(1.1)bn
- Adjusted diluted EPS of US$1.04
- Declared US$0.36 per share dividend and completed US$27m of share buybacks

Key metrics – Q4 2020 vs Q3 2020

	Q4 2020	Q3 2020
3-year investment outperformance[1]	65%	61%
Net flows	US$(1.1)bn	US$(2.9)bn
Total AUM	US$401.6bn	US$358.3bn
US GAAP diluted EPS	US$1.02	US$0.65
Adjusted diluted EPS[2]	US$1.04	US$0.70
Dividend per share	US$0.36	US$0.36

[1] Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 31.
[2] See adjusted financial measures reconciliation on slides 38 and 39 for additional information.

Janus Henderson GROUP PLC
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10 INVESTMENT PERFORMANCE Firmwide investment performance remains solid Note: Full performance disclosures detailed in the appendix on slides 31 and 32. The top two Morningstar quartiles represent funds in the top half of their category based on total return. Refer to slide 32 for the 10-year period, percent of funds in the top 2 quartiles for all periods, and description and quantity of funds included in the analysis. Past performance is no guarantee of future results. Capability 1-year 3-year 5-year Equities Fixed Income Multi-Asset Quantitative Equities Alternatives Total Capability 1-year 3-year 5-year Equities Fixed Income Multi-Asset Quantitative Equities Alternatives Total % of mutual fund AUM in top 2 Morningstar quartiles At 31 Dec 20 % of AUM outperforming benchmark At 31 Dec 20 69% 24% 16% 72% 65% 68% 100% 97% 97% 94% 96% 97% 90% 96% 92% 67% 54% 54% 4% 33% 4% 71% 66% 57% 75% 76% 74% 92% 91% 91% 73% 79% 70% 67% 57% 47%

11 16.6 15.6 15.6 15.3 18.7 21.4 17.9 15.8 23.2 (25.0) (23.0) (25.4) (18.8) (25.4) (33.6) (26.1) (18.7) (24.3) (8.4) (7.4) (9.8) (3.5) (6.7) (12.2) (8.2) (2.9) (1.1) Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2018 to Q4 2020 total flows (US$bn) Redemptions Sales Net sales / (redemptions) 17% 19% 18% 17% 21% 23% 25% 19% 26% Annualised gross sales¹ Annualised gross redemptions¹ 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. TOTAL FLOWS Net flows improved quarter over quarter and year over year (26%) (28%) (29%) (21%) (29%) (36%) (36%) (22%) (27%)

12 6.3 6.3 4.2 3.7 8.8 (13.8) (14.1) (12.7) (5.6) (10.0) (7.5) (7.8) (8.5) (1.9) (1.2) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 11.7 14.1 13.0 11.5 13.5 (10.1) (17.2) (12.1) (11.6) (12.5) 1.6 (3.1) 0.9 (0.1) 1.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0.7 1.0 0.7 0.6 0.9 (1.5) (2.3) (1.3) (1.5) (1.8) (0.8) (1.3) (0.6) (0.9) (0.9) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Intermediary (US$bn) 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. QUARTERLY FLOWS BY CLIENT TYPE Redemptions Sales Net sales / (redemptions) Institutional (US$bn) 19% 19% 17% 13% 30% 29% 33% 38% 29% 32% 4% 6% 5% 4% 5% (42%) (43%) (50%) (20%) (34%) (25%) (40%) (36%) (29%) (29%) (9%) (14%) (9%) (9%) (10%) Annualised gross redemptions¹ Annualised gross sales¹ Self-Directed (US$bn) Net flows reflect strength in Intermediary and improved Institutional flows

13 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. Q4 2020 FLOWS BY CAPABILITY Net flows reflect strength in Fixed Income and Multi-Asset 10.3 8.7 3.1 0.3 0.8 (10.4) (7.5) (1.9) (3.7) (0.8) (0.1) 1.2 1.2 (3.4) 0.0 Equities Fixed Income Multi-Asset Quantitative Equities Alternatives Annualised gross sales¹ Redemptions Sales Net sales / (redemptions) 22% 46% 28% 3% 33% Annualised gross redemptions¹ (22%) (40%) (17%) (36%) (31%) Q4 2020 flows by capability (US$bn)

14 STATEMENT OF INCOME US GAAP and adjusted Note: See adjusted financial measures reconciliation on slides 38 and 39 for additional information. US GAAP Adjustments Adjusted US GAAP Adjustments Adjusted Revenue Management fees 489.1 1,794.1 Performance fees 59.3 98.1 Shareowner servicing fees 57.9 209.2 Other revenue 50.9 197.2 Total revenue 657.2 (128.7) 528.5 2,298.6 (464.4) 1,834.2 Operating expenses Employee compensation and benefits 162.3 618.6 Long-term incentive plans 44.7 170.1 Distribution expenses 128.7 464.4 Investment administration 12.6 50.0 Marketing 3.9 19.6 General, administrative and occupancy 66.4 255.2 Impairment of goodwill and intangible assets 0.0 513.7 Depreciation and amortisation 11.6 49.2 Total operating expenses 430.2 (133.4) 296.8 2,140.8 (1,003.3) 1,137.5 Operating income 227.0 4.7 231.7 157.8 538.9 696.7 3 months ended 31 Dec 20 Year ended 31 Dec 20 (US$m)

15 (US$, except margin data) Q4 2020 Q3 2020 Change Q4 2020 vs Q3 2020 2020 2019 Change 2020 vs 2019 Average AUM 379.0bn 356.0bn 6% 352.7bn 357.1bn (1%) Total revenue 657.2m 568.5m 16% 2,298.6m 2,192.4m 5% Operating income 227.0m 156.5m 45% 157.8m 540.9m (71%) Operating margin 34.5% 27.5% 7.0ppt 6.9% 24.7% (17.8ppt) US GAAP diluted EPS 1.02 0.65 57% 0.87 2.21 (61%) Adjusted revenue 528.5m 449.7m 18% 1,834.2m 1,748.1m 5% Adjusted operating income 231.7m 162.1m 43% 696.7m 626.6m 11% Adjusted operating margin 43.8% 36.0% 7.8ppt 38.0% 35.8% 2.2ppt Adjusted diluted EPS 1.04 0.70 49% 3.01 2.47 22% SUMMARY FINANCIAL RESULTS US GAAP and adjusted Note: See adjusted financial measures reconciliation on slides 38 and 39 for additional information.

16 REVENUE Q4 2020 adjusted revenue reflects higher performance fees and average assets Note: See adjusted financial measures reconciliation on slides 38 and 39 for additional information. 1 Net margin based on management fees net of distribution expenses. Adjusted revenue – Q3 2020 vs Q4 2020 (US$m) Q4 2020 adjusted revenue drivers ▪ Increase from Q3 2020 management fees driven by higher average assets ▪ Performance fees improved from Q3 2020 driven by investment performance and seasonality ▪ Improved average net management fee margin due to asset mix shift 437.5 409.8 59.3 7.0 10.5 10.9 21.2 22.0 528.5 449.7 Q4 2020 Q3 2020 Management fees Performance fees Shareowner servicing fees Other revenue (US$m, except margin data) Q4 2020 Q3 2020 Change Total adjusted revenue 528.5 449.7 18% Management fees 437.5 409.8 7% Performance fees 59.3 7.0 nm Shareowner servicing fees 10.5 10.9 (4%) Other revenue 21.2 22.0 (4%) Average net¹ mgmt fee margin 45.9bps 45.8bps 0.1bps

17 PERFORMANCE FEES Performance in several strategies drove the year-over-year improvement Performance fees – 2019 vs 2020 (US$m) ▪ US$42m increase in 2020 performance fees for segregated mandates includes strategies in Equities, Fixed Income and Quantitative Equities ▪ SICAV performance fees increased US$16m primarily resulting from UK Absolute Return, Global Real Estate, Global Market Neutral and European Equities ▪ UK OEIC and unit trust performance fees increased US$10m, primarily due to UK Absolute Return ▪ US mutual fund performance fees improved in 2020, but remain negative 30.6 72.1 1.7 17.6 0.3 10.5 0.4 11.0 (15.4) (13.1) 17.6 98.1 2019 2020 Segregated mandates SICAVs UK OEICs and unit trusts Offshore absolute return US mutual funds

18 OPERATING EXPENSES Q4 2020 adjusted expenses reflect higher variable compensation on increased profits Note: See adjusted financial measures reconciliation on slides 38 and 39 for additional information. Adjusted operating expenses – Q3 2020 vs Q4 2020 (US$m) (US$m) Q4 2020 US GAAP Adjustments Q4 2020 adjusted Q3 2020 adjusted Change Q4 2020 adj vs Q3 2020 adj Employee compensation and benefits 162.3 (0.1) 162.2 154.6 5% Long-term incentive plans 44.7 0.1 44.8 42.8 5% Total compensation expenses 207.0 – 207.0 197.4 5% Distribution expenses 128.7 (128.7) –– nm Investment administration 12.6 – 12.6 13.1 (4%) Marketing 3.9 – 3.9 5.3 (26%) General, administrative and occupancy 66.4 (2.8) 63.6 62.1 2% Depreciation and amortisation 11.6 (1.9) 9.7 9.7 (0%) Non-staff operating expenses 223.2 (133.4) 89.8 90.2 (0%) Total operating expenses 430.2 (133.4) 296.8 287.6 3% 296.8 (0.5) (1.4) 0.0 287.6 7.6 2.0 1.5 Q3 2020 Compensation and benefits LT incentive plans Investment administration Marketing General, admin. and occupancy Depreciation and amortisation Q4 2020

19 EXPENSE UPDATE Maintaining expense discipline whilst investing for growth Adjusted operating expense metrics1 2018 2019 2020 2021 Adjusted compensation as a % of adjusted net revenue 41.4% 44.0% 42.9% Low 40s Adjusted non-compensation annual growth2 15% 0% (1)% Mid-single digits3 1 See adjusted financial measures reconciliation on slides 38 and 39 for additional information. 2 2018 excludes US$12m for a one-time legal outcome. 3 Low-single digits excluding impact of currency movements. ▪ We have maintained a high degree of financial operating leverage, following US$125m of cost reductions delivered through our merger, with continuous cost discipline balanced with strategic investments in our business for growth ▪ During 2020, we performed an extensive review of our expense model with the support of an outside consultant and are actioning approximately US$40m in cost efficiencies ▪ The cost efficiencies will offset the investments in our business and infrastructure that are necessary to support a growing business ▪ In 2021, we will continue to invest in the business; however, our strong cost discipline and higher AUM are expected to translate into increased financial operating leverage

BALANCE SHEET

Strong liquidity position

- Cash and investment securities totalled US$1,591m compared to outstanding debt of US$313m
- Board declared a dividend of US$0.36 per share to be paid on 3 March to shareholders on record at the close of business on 17 February
- Repurchased 6.6m shares in 2020 for US$131m from the US$200m buyback programme authorised in February 2020
- Expected eligibility for Russell 1000 in June 2021

Balance sheet profile – carrying value 30 Sep 20 vs 31 Dec 20
(US$bn)



1,375.7
449.2
926.5
314.0
1,590.8
482.7
1,108.1
313.3
Cash and investments
Debt
30 Sep 20
Cash and investments
Debt
31 Dec 20
Investment securities[1]
Cash and cash equivalents[2]
2025 maturity

Note: At 31 December 2020, JHG had a US$200m, undrawn, unsecured, revolving credit facility.

[1] Includes seed investments of US$354.9m (including investment securities of consolidated VIEs of US$158.4m), investments related to deferred compensation plans of US$88.9m and other investments of US$5.4m at 30 September 2020; includes seed investments of US$380.7m (including investment securities of consolidated variable interest entities ('VIEs') of US$214.6m), investments related to deferred compensation plans of US$96.5m and other investments of US$5.5m at 31 December 2020.

[2] Includes cash and cash equivalents of consolidated VIEs of US$17.5m and US$8.4m at 30 September 2020 and 31 December 2020, respectively.

Janus Henderson GROUP PLC
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CONCLUSION Dick Weil Chief Executive Officer

22 CONCLUSION ▪ Solid investment performance ▪ Strengthened global distribution and product platform ▪ Improved flows demonstrate diversification of broad capabilities ▪ Maintaining focus and cost discipline whilst investing for growth ▪ Dai-ichi Life continues to be a valued long-term strategic partner ▪ Progress, momentum in delivering a profitable and resilient business through our Simple Excellence strategy

Q&A

APPENDIX

25 ASSETS UNDER MANAGEMENT AUM at 31 December 2020: US$401.6bn 55% 20% 12% 10% 3% Equities Fixed Income Multi-Asset Quantitative Equities Alternatives 48% 32% 20% Intermediary Institutional Self-Directed 55% 31% 14% North America EMEA & LatAm Asia Pacific By client type By capability By client location US$219.4bn US$81.5bn US$48.0bn US$42.0bn US$10.7bn US$192.9bn US$127.6bn US$81.1bn US$220.6bn US$124.1bn US$56.9bn

26 INVESTMENT MANAGEMENT CAPABILITIES Diversified product range Equities US$219.4bn AUM 31 Dec 20 US$401.6bn Fixed Income US$81.5bn Multi-Asset US$48.0bn Self-directed Intermediary Institutional Institutional Institutional Quantitative Equities US$42.0bn Institutional Alternatives US$10.7bn Intermediary Equities (56bps1) ▪ Wide range of equity strategies encompassing different geographic focuses and investment styles Fixed Income (28bps1) ▪ Innovative and differentiated techniques designed to support clients as they navigate each unique economic cycle Multi-Asset (52bps1) ▪ Provides a range of diversified core investment solutions with the aim of delivering attractive returns over the long term with lower levels of volatility Quantitative Equities (19bps1) ▪ Intech applies advanced mathematics and systematic portfolio rebalancing intended to harness the volatility of movements in stock prices Alternatives (66bps1) ▪ Investment solutions aimed at delivering specific outcomes tailored to meet the needs and constraints of clients 1 Full-year 2020 average net management fee margin; net margin based on management fees net of distribution expenses.

27 LARGEST STRATEGIES BY CAPABILITY Note: Numbers may not cast due to rounding. Capability Strategy AUM (US$bn) 31 Dec 20 US Mid Cap Growth 29.6 US Concentrated Growth 25.1 US Research Growth Equity 20.2 US SMID Cap Growth 14.5 Global Life Sciences 14.1 Absolute Return Income 12.5 Sterling Buy & Maintain Credit 10.8 Global Strategic Fixed Income 9.8 Core Plus Fixed Income 7.4 Australian Fixed Income 6.4 Balanced 41.8 UK Cautious Managed 1.6 Global Adaptive Capital Appreciation 0.7 Multi Manager Managed 0.5 Global Diversified Growth 0.3 Intech Global Large Cap Core ex-Japan - ESG 10.5 Intech US Enhanced Plus 4.7 Intech Global Large Cap Core 4.5 Intech US Large Cap Growth 2.7 Intech Global Enhanced Index ex-Australia ex-Tobacco 1% Risk 2.6 UK Large Cap Absolute Return Equity 5.2 Property 2.6 Global Commodities 0.6 Europe Large Cap Long/Short 0.5 Concentrated Pan Europe Equity 0.3 Total 229.3 Equity Fixed Income Multi-Asset Alternatives Quantitative Equities

28 9.4 8.8 7.9 5.8 10.3 (10.7) (15.7) (12.1) (10.9) (10.4) (1.3) (6.9) (4.2) (5.1) (0.1) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Equities (US$bn) 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. QUARTERLY FLOWS BY CAPABILITY Equities and Fixed Income 5.6 8.0 6.3 5.9 8.7 (8.4) (11.4) (7.0) (4.1) (7.5) (2.8) (3.4) (0.7) 1.8 1.2 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 (23%) (31%) (32%) (24%) (22%) Redemptions Sales Net sales / (redemptions) Annualised gross redemptions¹ 20% 17% 21% 13% 22% 30% 43% 39% 34% 46% (45%) (61%) (43%) (23%) (40%) Fixed Income (US$bn) Annualised gross sales¹

29 0.3 0.4 0.4 1.3 0.3 (3.6) (2.4) (4.3) (1.4) (3.7) (3.3) (2.0) (3.9) (0.1) (3.4) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 2.7 3.5 2.5 2.3 3.1 (1.3) (2.5) (1.8) (1.7) (1.9) 1.4 1.0 0.7 0.6 1.2 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0.7 0.7 0.8 0.5 0.8 (1.4) (1.6) (0.9) (0.6) (0.8) (0.7) (0.9) (0.1) (0.1) 0.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Multi-Asset (US$bn) 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. QUARTERLY FLOWS BY CAPABILITY Multi-Asset, Quantitative Equities and Alternatives Redemptions Sales Net sales / (redemptions) Quantitative Equities (US$bn) 3% 4% 5% 13% 3% 29% 36% 29% 22% 28% 24% 25% 36% 23% 33% (31%) (22%) (50%) (14%) (36%) (14%) (26%) (21%) (17%) (17%) (49%) (58%) (40%) (24%) (31%) Annualised gross redemptions¹ Annualised gross sales¹ Alternatives (US$bn)

30 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Equities Fixed Income Multi-Asset Quantitative Equities Alternatives Q4 2018 to Q4 2020 total net flows by capability (US$bn) NET FLOWS BY CAPABILITY (12.2) (7.4) (8.4) (9.8) (3.5) (6.7) (8.2) (2.9) (1.1)

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark

	Q4 2019			Q1 2020			Q2 2020			Q3 2020			Q4 2020		
Capability	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**
Equities	67%	76%	80%	43%	69%	70%	52%	54%	64%	38%	53%	71%	54%	54%	67%
Fixed Income	82%	84%	92%	48%	55%	61%	83%	87%	96%	88%	92%	97%	92%	96%	90%
Multi-Asset	91%	91%	93%	86%	87%	93%	93%	91%	94%	93%	93%	95%	97%	96%	94%
Quantitative Equities	37%	40%	16%	35%	28%	9%	23%	22%	9%	64%	8%	8%	69%	24%	16%
Alternatives	94%	99%	100%	95%	97%	97%	96%	96%	99%	97%	97%	100%	97%	97%	100%
Total	69%	76%	77%	50%	65%	66%	60%	62%	68%	58%	61%	73%	68%	65%	72%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median.

Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis.

Excluded assets represent 5% of AUM at 31 December 2020, 30 September 2020, 30 June 2020 and 31 December 2019, and 6% of AUM at 31 March 2020. Capabilities defined by Janus Henderson.

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INVESTMENT PERFORMANCE

% of mutual fund AUM in top 2 Morningstar quartiles

	Q4 2019			Q1 2020			Q2 2020			Q3 2020			Q4 2020		
Capability	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**	**1yr**	**3yr**	**5yr**
Equities	88%	87%	77%	60%	85%	78%	59%	56%	76%	60%	68%	76%	47%	57%	67%
Fixed Income	70%	55%	56%	75%	82%	70%	77%	86%	74%	76%	78%	72%	70%	79%	73%
Multi-Asset	93%	89%	90%	91%	91%	92%	90%	92%	92%	91%	92%	92%	91%	91%	92%
Quantitative Equities	22%	22%	19%	37%	57%	46%	3%	60%	8%	4%	30%	4%	4%	33%	4%
Alternatives	36%	74%	95%	98%	60%	98%	98%	100%	96%	100%	100%	100%	74%	76%	75%
Total	83%	82%	76%	69%	84%	79%	67%	67%	78%	68%	74%	78%	57%	66%	71%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes.

The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82%, 86%, 86%, 88% and 79% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 31 December 2019, 31 March 2020, 30 June 2020, 30 September 2020 and 31 December 2020, respectively. For the 1-, 3-, 5- and 10-year periods ending 31 December 2020, 56%, 58%, 55% and 63% of the 201, 191, 183 and 150 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on 'primary' share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. ©2020 Morningstar, Inc. All Rights Reserved.

Janus Henderson
GROUP PLC
32

33 INVESTMENT PERFORMANCE Note: Full performance disclosures detailed on slide 32. Numbers may not cast due to rounding. % of mutual fund AUM in top 2 Morningstar quartiles (continued) Group 45 44 42 32 17 51 44 46 48 44 50 51 41 41 40 38 25 25 36 41 31 40 22 26 22 26 28 37 37 31 83 69 67 68 57 82 84 67 74 66 76 79 78 78 71 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Equities 45 35 31 13 10 50 31 33 32 29 50 46 30 27 27 43 25 28 48 36 37 54 23 36 29 27 32 46 49 40 88 60 59 60 47 87 85 56 68 57 77 78 76 76 67 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 2nd quartile 1st quartile 1-year 3-year 5-year 1-year 3-year 5-year

34 INVESTMENT PERFORMANCE % of mutual fund AUM in top 2 Morningstar quartiles (continued) 2nd quartile 1st quartile Fixed Income Multi-Asset 19 37 41 56 54 29 52 64 67 71 28 44 41 49 49 51 38 36 19 16 26 30 23 11 8 28 27 33 24 24 70 75 77 76 70 55 82 86 78 79 56 70 74 72 73 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 86 89 89 90 15 86 89 90 91 91 87 88 90 90 91 6 2 1 1 76 3 3 2 1 1 3 4 2 2 0 93 91 90 91 91 89 91 92 92 91 90 92 92 92 92 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 1-year 3-year 5-year 1-year 3-year 5-year Note: Full performance disclosures detailed on slide 32. Numbers may not cast due to rounding.

35 29 4 3 3 4 4 4 4 4 3 4 4 22 7 3 4 19 54 56 26 29 15 42 4 22 37 3 4 4 22 57 60 30 33 19 46 8 4 4 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 5 29 64 43 0 31 56 32 72 41 25 47 47 39 31 69 34 57 74 43 5 68 28 35 95 73 48 53 37 36 98 98 100 74 74 60 100100 76 95 98 96 100 75 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 INVESTMENT PERFORMANCE % of mutual fund AUM in top 2 Morningstar quartiles (continued) Quantitative Equities Alternatives 2nd quartile 1st quartile 1-year 3-year 5-year 1-year 3-year 5-year Note: Full performance disclosures detailed on slide 32. Numbers may not cast due to rounding.

36 CAPITAL MANAGEMENT Note: JHG purchases shares on market for the annual share grants associated with variable compensation, which is not included in the above share repurchases. Numbers may not cast due to rounding. 1 Total shares outstanding reflect amounts disclosed on forms 10-Q or 10-K for each respective quarter. Continued commitment to return of capital – nearly US$400m in 2020 Dividend paid / share (US$) 0.36 0.36 0.36 0.36 0.36 0.36 0.36 0.36 Shares repurchased (m) 1.3 3.5 4.2 0.5 2.1 1.1 2.4 1.0 Total shares outstanding1 (m) 195.2 191.6 187.5 187.0 184.9 183.9 181.4 180.4 Q1 2019 to Q4 2020 quarterly capital return (US$bn) 69.7 68.6 67.8 66.3 66.2 66.1 65.8 64.8 30.9 75.2 81.3 12.5 31.2 22.0 50.2 27.4 100.6 143.8 149.1 78.8 97.4 88.1 116.0 92.2 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Dividends Share repurchases

US GAAP: STATEMENT OF INCOME

(US$m, except per share data or as noted)	3 months ended 31 Dec 20	3 months ended 30 Sep 20	3 months ended 31 Dec 19	Year ended 31 Dec 20	Year ended 31 Dec 19
Revenue					
Management fees	489.1	457.7	457.8	1,794.1	1,792.3
Performance fees	59.3	7.0	18.3	98.1	17.6
Shareowner servicing fees	57.9	53.7	71.9	209.2	185.4
Other revenue	50.9	50.1	53.2	197.2	197.1
Total revenue	**657.2**	**568.5**	**601.2**	**2,298.6**	**2,192.4**
Operating expenses					
Employee compensation and benefits	162.3	154.9	163.1	618.6	602.5
Long-term incentive plans	44.7	42.7	44.5	170.1	184.3
Distribution expenses	128.7	118.8	138.1	464.4	444.3
Investment administration	12.6	13.1	13.8	50.0	47.9
Marketing	3.9	5.3	10.0	19.6	31.1
General, administrative and occupancy	66.4	65.6	60.3	255.2	260.8
Impairment of goodwill and intangible assets	–	–	–	513.7	18.0
Depreciation and amortisation	11.6	11.6	17.1	49.2	62.6
Total operating expenses	**430.2**	**412.0**	**446.9**	**2,140.8**	**1,651.5**
Operating income	**227.0**	**156.5**	**154.3**	**157.8**	**540.9**
Interest expense	(3.2)	(3.2)	(3.3)	(12.9)	(15.1)
Investment gains, net	32.2	25.5	12.1	57.5	34.2
Other non-operating income (expense), net	(0.2)	(0.9)	(5.8)	39.7	23.5
Income before taxes	**255.8**	**177.9**	**157.3**	**242.1**	**583.5**
Income tax provision	(57.4)	(40.8)	(36.9)	(59.5)	(137.8)
Net income	**198.4**	**137.1**	**120.4**	**182.6**	**445.7**
Net income attributable to noncontrolling interests	(11.6)	(18.2)	(8.4)	(21.0)	(18.1)
Net income attributable to JHG	**186.8**	**118.9**	**112.0**	**161.6**	**427.6**
Less: allocation of earnings to participating stock-based awards	(5.5)	(3.5)	(3.1)	(4.7)	(11.7)
Net income attributable to JHG common shareholders	**181.3**	**115.4**	**108.9**	**156.9**	**415.9**
Diluted weighted-average shares outstanding (m)	177.0	178.8	184.1	179.9	188.6
Diluted EPS (in US$)	**1.02**	**0.65**	**0.59**	**0.87**	**2.21**

Janus Henderson GROUP PLC
37

ALTERNATIVE PERFORMANCE MEASURES

Reconciliation of adjusted financial measures

	3 months ended			Year ended	
(US$m, except per share data)	31 Dec 20	30 Sep 20	31 Dec 19	31 Dec 20	31 Dec 19
Reconciliation of revenue to adjusted revenue					
Revenue	**657.2**	**568.5**	**601.2**	**2,298.6**	**2,192.4**
Management fees[1]	(51.6)	(47.9)	(48.0)	(183.8)	(189.6)
Shareowner servicing fees[1]	(47.4)	(42.8)	(62.7)	(170.3)	(149.4)
Other revenue[1]	(29.7)	(28.1)	(27.4)	(110.3)	(105.3)
Adjusted revenue	**528.5**	**449.7**	**463.1**	**1,834.2**	**1,748.1**
Reconciliation of operating expenses to adjusted operating expenses					
Operating expenses	**430.2**	**412.0**	**446.9**	**2,140.8**	**1,651.5**
Employee compensation and benefits[2]	(0.1)	(0.3)	(6.3)	(2.3)	(19.1)
Long-term incentive plans[2]	0.1	0.1	0.2	0.5	0.8
Distribution expenses[1]	(128.7)	(118.8)	(138.1)	(464.4)	(444.3)
General, administrative and occupancy[2]	(2.8)	(3.5)	(3.2)	(11.0)	(20.0)
Impairment of goodwill and intangible assets[3]	–	–	–	(513.7)	(18.0)
Depreciation and amortisation[3]	(1.9)	(1.9)	(7.4)	(12.4)	(29.4)
Adjusted operating expenses	**296.8**	**287.6**	**292.1**	**1,137.5**	**1,121.5**
Adjusted operating income	**231.7**	**162.1**	**171.0**	**696.7**	**626.6**
Operating margin	**34.5%**	**27.5%**	**25.7%**	**6.9%**	**24.7%**
Adjusted operating margin	**43.8%**	**36.0%**	**36.9%**	**38.0%**	**35.8%**

Note: Reconciliation to be used in conjunction with slide 39. Footnotes included on slide 40.

Janus Henderson GROUP PLC
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39 ALTERNATIVE PERFORMANCE MEASURES Note: Reconciliation to be used in conjunction with slide 38. Footnotes included on slide 40. Reconciliation of adjusted financial measures (continued) (US$m, except per share data) 31 Dec 20 30 Sep 20 31 Dec 19 31 Dec 20 31 Dec 19 Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG Net income attributable to JHG 186.8 118.9 112.0 161.6 427.6 Employee compensation and benefits2 0.1 0.3 6.3 2.3 19.1 Long-term incentive plans2 (0.1) (0.1) (0.2) (0.5) (0.8) General, administrative and occupancy2 2.8 3.5 3.2 11.0 20.0 Impairment of goodwill and intangible assets3 ––– 513.7 18.0 Depreciation and amortisation3 1.9 1.9 7.4 12.4 29.4 Interest expense4 –– 0.2 0.1 2.5 Investment gains (losses), net4 (1.4) ––(1.4) – Other non-operating income (expense), net4 (1.7) (0.5) (1.9) (28.7) (24.3) Income tax benefit (provision)5 0.6 5.6 (3.1) (112.6) (13.2) Adjusted net income attributable to JHG 189.0 129.6 123.9 557.9 478.3 Diluted earnings per share (in US$) 1.02 0.65 0.59 0.87 2.21 Adjusted diluted earnings per share (in US$) 1.04 0.70 0.65 3.01 2.47 3 months ended Year ended

ALTERNATIVE PERFORMANCE MEASURES

Footnotes to reconciliation of adjusted financial measures

[1] JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product's prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

[2] Adjustments primarily represent rent expense for subleased office space as well as integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs are not representative of the ongoing operations of the Group.

[3] Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of our goodwill and certain mutual fund investment management agreements and client relationships. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.

[4] Adjustments primarily relate to contingent consideration adjustments associated with prior acquisitions and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. JHG management believes these costs are not representative of the ongoing operations of the Group.

[5] The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Janus Henderson GROUP PLC
40

41 PERFORMANCE FEES Note: Performance fees include prior quarter accrual true-ups. Numbers may not cast due to rounding. 1 AUM data present US mutual fund AUM subject to performance fees at 31 December 2020. Janus Investment Funds and Janus Aspen S eries Portfolios are counted as distinct and separate funds. Q4 2020 (US$m) Q3 2020 (US$m) Q4 2019 (US$m) AUM generating Q4 2020 pfees (US$bn) # of funds generating Q4 2020 pfees Frequency Timing SICAVs 5.4 2.8 0.2 3.6 3 17 annually; 3 quarterly 17 at June; 3 on quarters UK OEICs and unit trusts 0.5 6.4 0.3 2.3 2 quarterly various Offshore absolute return 6.9 0.1 0.2 0.6 7 annually various Segregated mandates 48.6 3.2 19.3 22.1 18 quarterly / annually various US mutual funds1 (2.1) (5.5) (1.7) 57.4 17 monthly monthly Total 59.3 7.0 18.3 86.0 47

US MUTUAL FUNDS WITH PERFORMANCE FEES

Mutual funds with performance fees[1]	AUM 31 Dec 20 (US$m)	Benchmark	Base fee	Performance fee[2]	Performance cap/(floor) vs benchmark	Q4 2020 P&L impact (US$'000)
Forty Fund and Portfolio	20,219	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	2,607
Research Fund and Portfolio	19,596	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(5,667)
Global Research Fund and Portfolio	4,103	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	1,330
Contrarian Fund	3,785	S&P 500® Index	0.64%	± 15 bps	± 7.00%	1,033
Small Cap Value Fund	3,706	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(886)
Mid Cap Value Fund and Portfolio	2,830	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(1,250)
Overseas Fund and Portfolio	2,129	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	666
Global Real Estate Fund	680	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	148
Global Value Fund	115	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(71)
Large Cap Value Fund	96	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(37)
Small-Mid Cap Value Fund[3]	73	Russell 2500™ Value Index	0.70%	± 15 bps	± 5.00%	(19)
Asia Equity Fund	35	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	4
Total	**57,367**					**(2,141)**

Note: AUM data shown on a managed view. Numbers may not cast due to rounding.

[1] The funds listed have a performance-based investment advisory fee that adjusts up or down based on performance relative to a benchmark over 36-month rolling periods. Please see the funds' Statements of Additional Information for more details and benchmark information.

[2] Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations.

[3] Until 1 August 2022, the Fund's performance during the portion of the performance measurement period prior to 1 August 2019 will be compared to the Fund's former benchmark, the Russell 3000® Value Index.

Janus Henderson GROUP PLC

42

43 LONG-TERM INCENTIVE COMPENSATION Note: Annual grants generally vest over three and four years. Assumed no forfeitures in future periods. Assumed no change in future values related to market or currency, which would impact expense related to cash-based awards (MFSAs, DIP and DEP funds) and social security expense upon vesting. 1 Estimated 2021 annual grant based on amounts expected to be granted associated with the annual award process. Actual awards a re expected to come in between US$135m and US$145m. 2 Includes retention and recruiting awards; other subsidiary grants and social security expense. Social security expense is est imated based on amount of existing awards expected to vest in that year. Estimated future long-term incentive compensation amortization (US$m) Amount remaining to expense 2021 2022 2023 2024 2025 2018 annual grant 6 6 –––– 2019 annual grant 23 20 3 ––– 2020 annual grant 67 45 19 3 –– Estimated 2021 annual grant1 140 71 47 19 3 – Other2 66 25 18 13 8 2 Total long-term incentive compensation 302 167 87 35 11 2

44 GLOBAL FOOTPRINT Global headquarters Regional head offices Other office locations North America AUM US$221bn Investment professionals 162 Distribution professionals 312 EMEA & Latin America AUM US$124bn Investment professionals 145 Distribution professionals 217 Asia Pacific AUM US$57bn Investment professionals 44 Distribution professionals 77 Source: Janus Henderson Investors. Staff and AUM data at 31 December 2020.

45 CONTACTS Investor enquiries Melanie Horton Co-Head Investor Relations (Non-US) +44 (0)20 7818 2905 melanie.horton@janushenderson.com Jim Kurtz Co-Head Investor Relations (US) +1 303 336 4529 jim.kurtz@janushenderson.com Investor Relations investor.relations@janushenderson.com Media enquiries Stephen Sobey +44 (0)20 7818 2523 stephen.sobey@janushenderson.com United Kingdom: Edelman Smithfield Latika Shah +44 (0)7950 671 948 latika.shah@edelmansmithfield.com Andrew Wilde +44 (0)7786 022 022 andrew.wilde@edelmansmithfield.com Asia Pacific: Honner Craig Morris +61 2 8248 3757 craig@honner.com.au

201 Bishopsgate London EC2M 3AE United Kingdom www.janushenderson.com Contact us Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Forward looking information This presentation includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December 2019 and the Company’s other filings and furnishings w ith the Securities and Exchange Commission (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of the company and its management. Any forw ard-looking statements contained in this presentation are as of the date on w hich such statements w ere made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected res ults expressed or implied therein w ill not be realised. Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. No public offer The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation w ith respect to such securities or other financial instruments. Not all products or services are available in all jurisdictions. Various account minimums or other eligibility qualifications apply depending on the investment strategy, vehicle or investor jurisdiction. Mutual funds in the US distributed by Janus Henderson Distributors. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money. Janus Henderson and Intech are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.